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weiss.tra



                           ____________________, 1995




WEISS TREASURY FUND


     RE:  TRANSFER AGENCY SERVICES FEES
          -----------------------------

Dear Sir/Madam:

       This letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of a Transfer Agency Services Agreement dated ____________________, 1995 between The Bear Stearns Funds ("you" or the "Fund") and PFPC (the "Agreement"). Pursuant to Paragraph 11 of that Agreement, and in consideration of the services to be provided to each of the Fund's investment portfolios listed on Exhibit A of the Agreement, as such Exhibit A may be amended from time to time (each, a "Portfolio"), you will pay PFPC the following:

1)   Account Fee:

      Annual, Semi-Annual Dividend:  $10.00 per account per annum
      Quarterly Dividend:            $12.00 per account per annum
      Monthly Dividend:              $15.00 per account per annum
      Daily Accrual Dividend:        $18.00 per account per annum

      Inactive Account:              $  .30 per account per month

      For contingent deferred sales charge funds, our per account fees will increase by 12% per account.

      Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are purged annually after year-end tax reporting.

2)   Transaction Charges:

      Master/Omnibus Account:        $1.25  per purchase/redemption
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      Wire order desk:               $6.00  per broker call to place
                                            transactions
      New Account Opening:           $ .40  per account (electronic
                                            interface)
                                     $3.50  per account (paper)
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      Checkwriting:                  $1.85  per account per year
                                       .50  per check (returned)
                                       .10  per check (not returned)
      Commission Cycle:              $ .25  per account per
                                            calculation
      12b-1 Calculation:             $ .25  per account per
                                            calculation

3)   Fundserv/Networking:

      NSCC Direct Out-of-Pocket Charges/1/:
      -------------------------------------

      Participant Fee:                $50.00 per month
      CPU Access Fee:                 $40.00 per month
      Transaction Fee:                $  .50 each

      PNC System Access Charges/2/:
      -----------------------------

      Base Facility Use Fee:  $500.00 per month per fund family

      Transaction Fees per month per transaction based on total transactions each month as follows:

                              $ .50   per transaction for
                                      1 to 1000 transactions
                                .46   per transaction for
                                      1001 to 2000 transactions
                                .40   per transaction for over
                                      2000 transactions
4)  NSCC Networking:

     NSCC Direct Out-of-Pocket Charges/1/:
     -------------------------------------

     Membership Fee:              $250.00  per month

     Sub-Account Fee:             $  .045  per month per sub-account-
                                           Daily/Monthly Dividend

                                  $   .03  per month per sub-account-
                                           Other

     Position File Fee:           $100.00  per position file per CUSIP
                                           for more than 2 positions
                                           per CUSIP per month

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     /1/NSCC will deduct its monthly fee on the 15th of each month from PNC's cash settlement that day. PNC will include these charges on its next bill as out-of-pocket expenses.

     /2/Plus: out-of-pocket expenses for settlements; wire charges; NSCC pickup charges; hardware, CRT's, modems; line (if required); etc.
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     PNC System Access Charges/2/:
     ----------------------------

     Base Facility Use Fee:   $325.00 per month per fund family

     Sub-Account Fees:        $   .05 per month per sub-account

     Position File Fee:       $100.00 per position file per CUSIP
                                       for more than 2 position
                                      files per CUSIP per month

5)  Additional Out-of-Pocket Expenses

     a.   Toll-free lines (if required)
     b.   Forms, envelopes, checks, checkbooks
     c.   Postage
     d.   Federal Express, delivery, courier services
     e.   Hardware/phone lines for remote terminal(s) (if required)
     f.   Microfiche/microfilm
     g.   Wire fee for receipt or disbursement:   $7.50 per wire
     h.   ACH Transaction Charge:   $.20 per item
     i.   Mailing fee:  Approximately $.08 per item for
     standard inserts; $.015 each additional insert
     j.   Cost of proxy solicitation, mailing and tabulation:
                         $350.00  base fee
                         $   .30  per proxy issued (5,000 account
                                  end up)
                         $   .45  per proxy issued (less than
                                  5,000 accounts)
                         $100.00  plus travel expenses for judge
                                  of elections
                         $        postage and Federal Express as
                                  incurred
     k.   Certificate issuance fee:   $2.00 per certificate
     l.   Audio response (if applicable)
     m.   Record retention storage
     n.   "B"/"C" notice mailing and IRS levies:  $3.00 per item
     o.   Locating lost shareholders in anticipation of escheating:
          $7.50 per name
     p.   Individual state tax filings
     q. Development/programming costs: negotiated time and material
     r. Consolidated statements: one annual statement included in pricing; additional production $.25 per page, per production
     s.   Sales tracking system interfaces:  negotiated time and

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          expenses
     t.   Fulfillment
     u.   Creation of user tapes:  $100 per occurrence
     v.   Labels:   $.06 each; $100 minimum
     w.   Non-PFPC reruns:  time and material cost
     x. Ad hoc reports: Standard $.01 per record processed - plus $100.00 set up fee; same day turnaround additional $100.00 set up fee
     y.   Retroactive record dates: $100.00 plus $.025 per account
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6)  Additional Expenses (Which May be Paid by Shareholders):

     a.   IRA/Keough Processing:    $10.00 per account per annum
                                      5.50 new account set-up fee
                                     10.00 per transfer out

     b.   Exchange Fee:             $ 5.00

     c.   Stop Payments:            $ 9.50 each
          Non-Sufficient Funds:      25.00 each
          Check Copies:               2.50 each

     d.   Account Transcripts:      $35.00 each
          (within 3 most
          recent years)

          (if older than            $50.00 each
           5 years)


7)   Monthly Minimum Fee:

     $3,000 per Portfolio, plus per account charges; excluding transaction charges and out-of-pocket expenses.

     The monthly base fee for each Portfolio with respect to such Portfolio's first year of operations, exclusive of out-of-pocket expenses, shall be waived for start-up portfolios in accordance with the following step-in schedule:

     Month Number                          Minimum Monthly
     (from start of operations)            Fee Waivers
     --------------------------            ---------------

          1-2                                  100%
            3                                   90%
            4                                   80%
            5                                   70%
            6                                   60%
            7                                   50%
            8                                   40%
            9                                   30%
           10                                   20%
           11                                   10%
           12                                    0%
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     If during the next three years, PFPC is removed from the Transfer Agency
Services Agreement referenced above, the Fund shall pay any costs of time and material associated with the deconversion and PFPC will recoup 100% of the fees waived during the first two years.

     The fee for the period from the date hereof until the end of the year shall be prorated according to the proportion which such period bears to the full annual period.
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     If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                       Very truly yours,

                                       PFPC INC.


                                       By: ____________________________
                                            Title:


ACCEPTED:  WEISS TREASURY FUND


By: _____________________________
     Title: